PRICEWATERHOUSECOOPERS [LOGO]



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24340) of FMS Financial Corporation of our report dated February 27, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA
March 12, 2004